                                                                   EXHIBIT 2.1










                              AMENDED AND RESTATED

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      among

                                DOUBLECLICK INC.,

                             ATLAS MERGER SUB, INC.,

                             ATLAS ACQUISITION CORP.

                                       and

                                    @PLAN.INC


                          Dated as of November 17, 2000

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE I DEFINITIONS..........................................................2
    SECTION 1.01   Certain Defined Terms.......................................2

ARTICLE II THE MERGER..........................................................6
    SECTION 2.01   The Merger..................................................6
    SECTION 2.02   Closing.....................................................7
    SECTION 2.03   Effective Time..............................................7
    SECTION 2.04   Effect of the Merger........................................7
    SECTION 2.05   Certificate of Incorporation; Bylaws; Directors and
                   Officers of Surviving Corporation...........................7

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.................8
    SECTION 3.01   Conversion of Shares........................................8
    SECTION 3.02   Exchange of Shares..........................................8
    SECTION 3.03   Stock Transfer Books.......................................10
    SECTION 3.04   No Fractional Share Certificates...........................11
    SECTION 3.05   Options and Warrants to Purchase Company Common Stock......11
    SECTION 3.06   Certain Adjustments........................................12
    SECTION 3.07   Lost, Stolen or Destroyed Certificates.....................12
    SECTION 3.08   Taking of Necessary Action; Further Action.................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY..........................13
    SECTION 4.01   Organization and Qualification; No Subsidiaries............13
    SECTION 4.02   Charter and Bylaws.........................................13
    SECTION 4.03   Capitalization.............................................13
    SECTION 4.04   Authority Relative to This Agreement.......................14
    SECTION 4.05   No Conflict; Required Filings and Consents.................14
    SECTION 4.06   Permits; Compliance with Laws..............................15
    SECTION 4.07   SEC Filings; Financial Statements..........................15
    SECTION 4.08   Absence of Certain Changes or Events.......................16
    SECTION 4.09   Employee Benefit Plans; Labor Matters......................17
    SECTION 4.10   Certain Tax Matters........................................20
    SECTION 4.11   Contracts..................................................20
    SECTION 4.12   Litigation.................................................20
    SECTION 4.13   Environmental Matters......................................20
    SECTION 4.14   Intellectual Property......................................21
    SECTION 4.15   Taxes......................................................24
    SECTION 4.16   Insurance..................................................25




                                       i.


                                                                             Page
                                                                             ----
    SECTION 4.17   Properties.................................................25
    SECTION 4.18   Affiliates.................................................26
    SECTION 4.19   Opinion of Financial Advisor...............................26
    SECTION 4.20   Brokers....................................................26
    SECTION 4.21   Certain Business Practices.................................26
    SECTION 4.22   Business Activity Restriction..............................26
    SECTION 4.23   Privacy ...................................................27
    SECTION 4.24   Sections 48-103-205 and 48-103-206 of Tennessee
                   Law Not Applicable.........................................27

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............27
    SECTION 5.01   Organization and Qualification.............................27
    SECTION 5.02   Certificate of Incorporation and Bylaws....................27
    SECTION 5.03   Capitalization.............................................28
    SECTION 5.04   Authority Relative to This Agreement.......................28
    SECTION 5.05   No Conflict; Required Filings and Consents.................29
    SECTION 5.06   SEC Filings; Financial Statements..........................29
    SECTION 5.07   Certain Tax Matters........................................30
    SECTION 5.08   Brokers....................................................30
    SECTION 5.09   No Parent Material Adverse Effect..........................30

ARTICLE VI COVENANTS..........................................................30
    SECTION 6.01   Conduct of Business Pending the Closing....................30
    SECTION 6.02   Notices of Certain Events..................................33
    SECTION 6.03   Access to Information; Confidentiality.....................33
    SECTION 6.04   No Solicitation of Transactions............................33
    SECTION 6.05   Tax-Free Transaction.......................................35
    SECTION 6.06   Control of Operations......................................35
    SECTION 6.07   Further Action; Consents; Filings..........................35
    SECTION 6.08   Additional Reports.........................................36
    SECTION 6.09   Tax Information............................................36

ARTICLE VII ADDITIONAL AGREEMENTS.............................................36
    SECTION 7.01   Registration Statement; Proxy Statement....................36
    SECTION 7.02   Company Shareholders' Meeting..............................38
    SECTION 7.03   Affiliates.................................................38
    SECTION 7.04   Directors' and Officers' Insurance.........................38
    SECTION 7.05   No Shelf Registration......................................39
    SECTION 7.06   Public Announcements.......................................39
    SECTION 7.07   NNM Listing................................................40





                                      ii.


                                                                            Page
                                                                            ----
    SECTION 7.08   Company Stock Options/Registration Statements on
                   Form S-8...................................................40
    SECTION 7.09   Employee Matters...........................................40
    SECTION 7.10   Warrants...................................................40
    SECTION 7.11   Exemption from Liability Under Section 16(b)...............40

ARTICLE VIII CONDITIONS TO THE MERGER.........................................41
    SECTION 8.01   Conditions to the Obligations of Each Party to
                   Consummate the Merger......................................41
    SECTION 8.02   Conditions to the Obligations of Company...................41
    SECTION 8.03   Conditions to the Obligations of Parent....................42

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..................................43
    SECTION 9.01   Termination................................................43
    SECTION 9.02   Effect of Termination......................................45
    SECTION 9.03   Amendment..................................................45
    SECTION 9.04   Waiver.....................................................45
    SECTION 9.05   Termination Fee; Expenses..................................45

ARTICLE X GENERAL PROVISIONS..................................................46
    SECTION 10.01  Non-Survival of Representations and Warranties.............46
    SECTION 10.02  Notices....................................................46
    SECTION 10.03  Severability...............................................47
    SECTION 10.04  Assignment; Binding Effect; Benefit........................48
    SECTION 10.05  Incorporation of Exhibits..................................48
    SECTION 10.06  Governing Law..............................................48
    SECTION 10.07  Waiver of Jury Trial.......................................48
    SECTION 10.08  Headings; Interpretation...................................48
    SECTION 10.09  Counterparts...............................................48
    SECTION 10.10  Entire Agreement; Amendment and Restatement of
                   Original Agreement.........................................49



                                     ANNEXES

ANNEX A     Shareholder Agreement
ANNEX A-1   Shareholder Letter





                                     iii.

                              AMENDED AND RESTATED
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

              AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of November 17, 2000 (as further amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among DOUBLECLICK INC., a Delaware corporation ("PARENT"), @PLAN.INC, a Tennessee corporation ("COMPANY"), ATLAS ACQUISITION CORP., a Delaware corporation and a direct wholly owned Subsidiary of Parent ("MERGER SUB"), and ATLAS MERGER SUB, INC., a Tennessee corporation and a direct wholly owned Subsidiary of Parent ("ORIGINAL MERGER SUB"):

                              W I T N E S S E T H:

              WHEREAS, Parent, Company and Original Merger Sub are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of September 24, 2000 (the "ORIGINAL AGREEMENT"), which provided for a business combination by means of the merger of Original Merger Sub with and into Company;

              WHEREAS, Parent and Company have determined that it is advisable and in the best interests of their respective companies and shareholders to amend and restate the Original Agreement, in order to, among other things, (A) provide for a business combination by means of the merger of Company with and into Merger Sub, whereby the separate corporate existence of Company shall cease and Merger Sub shall continue as the surviving corporation (the "MERGER"), and (B) fix the value of the Merger Consideration (as defined);

              WHEREAS, concurrently with the execution of the Original Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of Company have entered into a shareholder agreement ("SHAREHOLDER AGREEMENT") in the form attached hereto as Annex A and have, concurrently with the execution of this Agreement, agreed in writing ("SHAREHOLDER LETTER") in the form attached hereto as Annex A-1, (A) to re-affirm their obligations under the Shareholder Agreement and (B) that this Agreement does not constitute an amendment of the Original Agreement in a manner materially adverse to their interests;

              WHEREAS, for United States Federal income tax purposes, it is intended that, in the event Parent elects to pay the Merger Consideration pursuant to Section 3.01(a)(i), the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368(a) of the Code;

              NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

              SECTION 1.01 Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

              "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

              "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

              "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York.

              "CLOSING DATE" shall mean the date that the Closing is held.

              "COMPANY COMMON STOCK" shall mean the shares of common stock, no par value per share, of Company.

              "COMPANY COMPETING TRANSACTION" shall mean any of the following involving Company (other than the Merger):

              (i) any merger, consolidation, share exchange, business combination or other similar transaction;

              (ii) any sale, lease, exchange, transfer or other disposition of 20% or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

              (iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith;

              (iv) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of such party;

              (v) any solicitation in opposition to the approval of this Agreement by the shareholders of such party; or

              (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

              "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

              "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Company, except to the extent any such change or effect results from or is attributable to (i) changes in general economic conditions or changes affecting the industry generally in which Company operates (provided that such changes do not affect Company in a materially disproportionate manner), (ii) any litigation or loss of customers, employees or revenues that Company successfully bears the burden of proving arose from Company entering into this Agreement or (iii) any matter described in Section
1.01 of the Company Disclosure Schedule; provided, however, that in no event shall a decrease in the trading price of Company Common Stock or litigation relating thereto be considered a Company Material Adverse Effect.

              "COMPANY SHAREHOLDERS' MEETING" shall mean the special meeting of Company shareholders to consider approval of this Agreement and the Merger.

              "COMPANY STOCK PLANS" shall mean the Second Amended and Restated 1996 Stock Option Plan, the 1999 Stock Incentive Plan and the 1999 Stock Option Plan for New Employees.

              "CONFIDENTIALITY AGREEMENTS" shall mean the confidentiality agreements, dated as of July 19, 2000 and September 15, 2000, between Parent and Company.

              "$" shall mean United States Dollars.

              "DELAWARE LAW" shall mean the Delaware General Corporation Law.

              "ENCUMBRANCES" shall mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

              "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

              "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

              "EXCHANGE RATIO" shall mean the fraction equal to $8.00 divided by the Final Average Closing Price.

              "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement (as defined in Section 7.01) and the Proxy Statement (as defined in Section 7.01), the solicitation of shareholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

              "FINAL AVERAGE CLOSING PRICE" shall mean the average closing price of Parent Common Stock on the NNM for the ten trading days ending on the Business Day prior to the date of (a) the Company Shareholders' Meeting, in the event that all other conditions set forth in Article VIII hereof have been, or are capable of being, satisfied or have been waived at such time or (b) the Closing, in all other circumstances.

              "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

              "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

              "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

              "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

              "IRS" shall mean the United States Internal Revenue Service.

              "KNOWLEDGE OF COMPANY" shall mean that any officer or director of Company is actually or reasonably should have been aware of a fact or other matter.

              "KNOWLEDGE OF PARENT" shall mean that any officer or director of Parent is actually or reasonably should have been aware of a fact or other matter.

              "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

              "MERGER CONSIDERATION" shall mean consideration to be received in connection with the Merger in accordance with Section 3.01.

              "NNM" shall mean the Nasdaq National Market.

              "PARENT COMMON STOCK" shall mean the shares of common stock, par value $.001 per share, of Parent.

              "PARENT CONVERTIBLE NOTES" shall mean the $250,000,000 4.75% Convertible Notes of Parent Due 2006.

              "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

              "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, except to the extent any such change or effect results from or is attributable to (i) changes in general economic conditions or changes affecting the industry generally in which Parent operates (provided that such changes do not affect Parent in a materially disproportionate manner), (ii) any litigation or loss of customers, employees or revenues that Parent successfully bears the burden of proving arose from Parent entering into this Agreement or (iii) any matter described in Section 1.01 of the Parent Disclosure Schedule, provided, however, that in no event shall a decrease in the trading price of Parent Common Stock or litigation relating thereto be considered a Parent Material Adverse Effect.

              "PARENT STOCK PLANS" shall mean Parent's 1996 Stock Plan, 1997 Stock Incentive Plan, 1999 Non-Officer Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan.

              "PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business and
(iii) equipment leases with third parties entered into in the ordinary course of business.

              "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

              "SEC" shall mean the United States Securities and Exchange Commission.

              "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

              "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

              "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority ("TAXING AUTHORITY"), including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross or net receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

              "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

              "TENNESSEE LAW" shall mean the Tennessee Business Corporation Act.

              "U.S. GAAP" shall mean United States generally accepted accounting principles.

                                   ARTICLE II

                                   THE MERGER

              SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Tennessee Law and Delaware Law, at the Effective Time (as defined in Section 2.03), Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger as a wholly owned Subsidiary of Parent (the "SURVIVING CORPORATION").

              SECTION 2.02 Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, unless another date, time or place is agreed to by Parent and Company.

              SECTION 2.03 Effective Time. At and after the time of the Closing, the parties (other than Original Merger Sub) shall cause the Merger to be consummated by filing (i) the Certificate of Merger (the "DE CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law, and (ii) and the Articles of Merger (the "TN ARTICLES OF MERGER") with the Secretary of State of the State of Tennessee, in such form as required by, and executed in accordance with the relevant provisions of, Tennessee Law. Subject to and in accordance with Delaware Law and Tennessee Law, the Merger will become effective at the later of the date and time the DE Certificate of Merger is filed with and accepted by the office of the Secretary of State of the State of Delaware and the TN Articles of Merger are filed with and accepted by the office of the Secretary of State of the State of Tennessee, or at such later time or date as may be specified in the DE Certificate of Merger and the TN Articles of Merger (the "EFFECTIVE TIME"). Each of the parties will use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Article VIII hereof.

              SECTION 2.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Tennessee Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Merger Sub as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Merger Sub as the Surviving Corporation.

              SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

                (a) subject to the requirements of Section 7.04(a), the Certificate of Incorporation and the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is @plan.inc";

                (b) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the

      Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

                (c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

              SECTION 3.01 Conversion of Shares. At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

              (a) Each share of Company Common Stock issued and outstanding immediately before the Effective Time (excluding shares of Company Common Stock, if any, owned by any wholly owned Subsidiary of Company) and all rights in respect thereof, shall, forthwith cease to exist and be converted into the right to receive, at Parent's election, either

              (i) (A) a fraction of a share of Parent Common Stock, the numerator of which is, at Parent's election, not less than $4.00 nor more than $6.40 (the "STOCK CONSIDERATION VALUE"), and the denominator of which is the Final Average Closing Price and (B) an amount of cash equal to $8.00 minus the Stock Consideration Value; or

              (ii) $8.00 in cash.

              The Parent elections contemplated hereby shall be made in writing to Company by 5:30 p.m. (New York City time) on the Business Day prior to the date of (a) the Company Shareholders' Meeting, in the event that all other conditions set forth in Article VIII hereof have been, or are capable of being, satisfied or have been waived at such time or (b) the Closing, in all other circumstances. For the purposes of this Agreement, cash paid pursuant to this
Section 3.01(a) shall be referred to as "CASH CONSIDERATION."

              (b) Each share of Company Common Stock owned by any wholly owned Subsidiary of Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

              SECTION 3.02 Exchange of Shares.

              (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with a bank or trust company to act as exchange agent for the Merger (the "EXCHANGE AGENT") as may be designated by Parent, and shall be reasonably acceptable to Company.

              (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for the benefit of the holders of Company Common Stock: (i) Certificates of Parent Common Stock ("PARENT CERTIFICATES") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time;
(ii) sufficient funds to permit payment of the Cash Consideration payable pursuant to Section 3.01(a) in exchange for each share of Company Stock; and
(iii) sufficient funds to permit payment in lieu of fractional shares pursuant to Section 3.04.

              (c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates of Company Common Stock ("COMPANY CERTIFICATES"), whose shares were converted into the right to receive Merger Consideration (and cash in lieu of fractional shares pursuant to Section 3.04) promptly after the Effective Time (and in any event no later than the later to occur of three Business Days after the Effective Time and receipt by Parent of a complete list from Company of the names and addresses of its holders of record):
(i) a form letter of transmittal in form and substance satisfactory to Company, such approval not to be unreasonably withheld (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates, Cash Consideration and cash in lieu of fractional shares. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor (i) a Parent Certificate as payment of the shares of Parent Common Stock issuable in the Merger, (ii) cash as payment of any Cash Consideration (without any interest accrued thereon), (iii) dividends or distributions declared or made on the Parent Common Stock after the Effective Time and payable between the Effective Time and the time of such surrender and/or (iv) payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock, will be deemed from and after the Effective Time, for all purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Parent Common Stock and amount of any Cash Consideration into which such shares of Company Common Stock, as the case may be, shall have been so converted, and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section
3.04. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

              (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to such shares of Parent Common Stock.

              (e) Transfer of Ownership. If any Parent Certificate is to be issued in a name, or Cash Consideration or cash in lieu of fractional shares paid to a Person, other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

              (f) Termination of Exchange Agent Funding. Any portion of funds or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this
Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Common Stock, any Cash Consideration or cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

              (g) No Liability. Notwithstanding anything to the contrary in this
Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

              SECTION 3.03 Stock Transfer Books. As of the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with a cash payment in the amount of the Cash Consideration payable in accordance with Section 3.01(a), a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(d) hereof, if the certificate or certificates representing such shares of Company Common Stock, as the case may be, is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

              SECTION 3.04 No Fractional Share Certificates. No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a shareholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent (in addition to funds representing any Cash Consideration payable in accordance with Section 3.01(a)) an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by
(ii) the Final Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding taxes, to such holders of Company Common Stock subject to and in accordance with the terms of Section 3.02 hereof.

              SECTION 3.05 Options and Warrants to Purchase Company Common Stock. At the Effective Time, the Company Stock Plans and each option granted by Company to purchase shares of Company Common Stock pursuant to the Company Stock Plans or otherwise listed on Schedule 3.05 of the Company Disclosure Schedule ("COMPANY STOCK OPTIONS") which is outstanding and unexercised immediately prior to the Effective Time, and each warrant to purchase shares of Company Common Stock ("COMPANY WARRANTS") listed on Schedule 3.05 which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent and converted into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby and except that all references in each such Company Stock Option or Company Warrant to Company shall be deemed to refer to Parent):

              (a) the number of shares of Parent Common Stock to be subject to the new option or warrant, as the case may be, shall be equal to the product of
(x) the number of shares of Company Common Stock subject to the original Company Stock Option or Company Warrant immediately prior to the Effective Time and (y) the Exchange Ratio;

              (b) the exercise price per share of Parent Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of Company Common Stock in effect under the original Company Stock Option or Company Warrant immediately prior to the Effective Time divided by (y) the Exchange Ratio; and

              (c) in effecting such assumption and conversion, the aggregate number of shares of Parent Common Stock to be subject to each assumed Company Stock Option or

Company Warrant will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent.

      The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

              SECTION 3.06 Certain Adjustments.

              (a) If between the date of this Agreement and the Effective Time,
(i) the outstanding shares of Parent Common Stock, or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or (ii) the number of shares of Company Common Stock on a fully diluted basis is in excess of that specified in Section 4.03 or disclosed in Schedule 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock except as otherwise permitted pursuant to this Agreement or a correction to such Sections), then, in either case, the Exchange Ratio and the Merger Consideration shall be adjusted accordingly to provide to Parent and Company the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

              (b) Notwithstanding anything herein to the contrary, in the event that Parent elects to pay the Merger Consideration pursuant to Section 3.01(a)(i) and the amount of cash to be paid by Parent in the Merger would exceed the amount of cash permissible for the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code, including as a result of the Final Average Closing Price being higher than the mean between the high and low sale prices of Parent Common Stock on the Closing Date (the "Closing Date Average Price"), then Parent shall reduce the amount of cash to be paid to each holder of Company Common Stock and increase the number of shares of Parent Common Stock, valued at the Closing Date Average Price, to be issued to such holder by such amounts as required to qualify for such tax-free treatment.

              SECTION 3.07 Lost, Stolen or Destroyed Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and Cash Consideration (and cash in lieu of fractional shares) as may be required pursuant to Sections 3.01(a) and 3.06(b) (and Section 3.04); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

              SECTION 3.08 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

              Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV or otherwise be clearly applicable to representations hereof not specifically referenced, that:

              SECTION 4.01 Organization and Qualification; No Subsidiaries

              (a) The Company has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the State of Tennessee and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

              (b) Company does not own an equity interest in any corporation, partnership or joint venture arrangement or other business entity.

              SECTION 4.02 Charter and Bylaws The copies of Company's charter and bylaws previously presented to Parent by Company are true, complete and correct copies thereof. Such charter and bylaws are in full force and effect. Company is not in violation of any of the provisions of its charter or bylaws.

              SECTION 4.03 Capitalization The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, without par value, of the Company ("Company Preferred Stock"). As of the close of business on November 1, 2000, (i) 11,332,770 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of Company, (iii) 3,012,906 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock Options, Company Warrants and Company Preferred Stock, and (iv) no shares of Company Preferred Stock are issued and outstanding. The name of each holder of a Company Stock Option or Company Warrant, the grant or issuance date of each Company Stock Option or Company Warrant, the number of shares of Company Common Stock for which each Company Stock Option or Company Warrant is exercisable, the exercise price of each Company Stock Option or

Company Warrant and the vesting schedule of each Company Stock Option are set forth in Schedule 4.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to Company Stock Plans and as otherwise set forth in Schedule 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company is a party or by which Company is bound relating to the issued or unissued capital stock of Company or obligating Company to issue or sell any shares of capital stock of, or other equity interests in, Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no material outstanding contractual obligations of Company to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any entity or Person.

              SECTION 4.04 Authority Relative to This Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Shareholders' Meeting, and the filing and recordation of the DE Certificate of Merger as required by Delaware Law and the TN Articles of Merger as required by Tennessee Law). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies (whether in a proceeding at law or in equity).

              SECTION 4.05 No Conflict; Required Filings and Consents.

              (a) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the charter or bylaws of Company; (ii) assuming that all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or by which any property or asset of Company is bound or affected; or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other Encumbrance on any property or asset of Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

              (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, the premerger notification requirements of the HSR Act, and the filing and recordation of the DE Certificate of Merger as required by Delaware Law and the TN Articles of Merger as required by Tennessee Law.

              SECTION 4.06 Permits; Compliance with Laws. Company is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Company to own, lease and operate its properties and assets or otherwise to carry on its business in all material respects as it is now being conducted (collectively, the "COMPANY PERMITS"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Knowledge of Company, threatened in writing. Company is not in conflict with, or in default or violation of, (i) any Law applicable to Company or by which any property or asset of Company is bound or affected or (ii) any Company Permits, which conflict, default or violation would likely result in a Company Material Adverse Effect. Schedule 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Knowledge of Company, threatened in writing against Company that could reasonably be expected to result in the suspension or cancellation of any Company Permit. Since December 31, 1997, Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

              SECTION 4.07 SEC Filings; Financial Statements.

              (a) Except as set forth on Schedule 4.07(a) of the Company Disclosure Schedule, Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since May 21, 1999 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the "COMPANY REPORTS") and (B) with any other Governmental Entities. Each Company Report (i) was prepared, in all material respects, in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date hereof, then as of and on the date so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law.

              (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the financial position of Company as at the respective dates thereof, and its results of operations, shareholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

              (c) Except as and to the extent set forth or reserved against on the balance sheet of Company as reported in the Company Reports, including the notes thereto, Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999.

              SECTION 4.08 Absence of Certain Changes or Events. Since December 31, 1999, Company has conducted its business, in all material respects, only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (iii) any change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities, (v) except for changes in the ordinary course of business consistent with past practice that only affect non-officer employees of Company, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Company,
(vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's charter or bylaws, (viii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any lien, change or other Encumbrance on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

              SECTION 4.09 Employee Benefit Plans; Labor Matters.

              (a) With respect to each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to or required to be contributed to by Company or other trade or business (whether or not incorporated) treated as a single employer with Company (a "COMPANY ERISA AFFILIATE") pursuant to Code Section 414(b), (c), (m) or (o), or with respect to which Company or any Company ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or Section 412 of the Code (the "COMPANY BENEFIT PLANS"), Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is intended to be qualified under Section 401(a) of the Code. Neither Company nor any Company ERISA Affiliate nor, to the Knowledge of Company, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

              (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, to the Knowledge of the Company, no event has occurred and there exists no condition or set of circumstances in connection with which Company or any Company ERISA Affiliate could be subject to any material liability (other than for routine benefit liabilities) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law.

              (c) Company on behalf of itself and all of the Company ERISA Affiliates hereby represents that: (i) the Company Benefit Plan and its trust or other funding arrangement which is intended to be qualified under Section 401(a), 401(k), 401(m), 4975(e)(1) or 501(a), as applicable, of the Code is a standardized, prototype plan which has an opinion letter from the IRS as to its qualified status under the Code, and, to the Knowledge of the Company, no fact or event has occurred to adversely affect the qualified status of such Company Benefit Plan or the exempt status of any related trust; (ii) to the Knowledge of the Company, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability, other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. No suit, administrative proceeding, action or other litigation has been brought, or, to the Knowledge of the Company, is threatened, against or with respect to any Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

              (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company nor any Company ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

              (e) With respect to each Company Benefit Plan that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

              (f) Company has scheduled on Schedule 4.09(f) of the Company Disclosure Schedule and has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company providing for annual compensation in excess of $100,000,
(ii) all severance plans, agreements, programs and policies of Company with or relating to its employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Company with or relating to its employees, directors or consultants which contain "change of control" provisions. Except as set forth in Schedule 4.09(f) of the Company Disclosure Schedule, which discloses the Company's estimate of excess parachute payments based on assumptions described therein, no payment or benefit which will be made by Company under any Company Benefit Plan or other arrangement will constitute an excess parachute payment under Code Section 280G(b)(1), and the consummation of the transactions contemplated by this Agreement will not individually or in conjunction with any other possible event (including termination of employment)
(i) entitle any current or former employee or other service provider of Company to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider. The form of indemnification agreement set forth as Exhibit 10.7 to Company's Annual Report on Form 10-K for the year ended December 31, 1999, is identical, in all material respects to the indemnification agreements entered into between the Company and each of its current and future directors.

              (g) Company is not a party to, and does not have any obligations under or with respect to, any collective bargaining or other labor union contract applicable to Persons providing services to Company and no collective bargaining agreement is being negotiated by Company or any Person or entity that may obligate Company thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage pending or, to the Knowledge of Company, threatened against Company. As of the date of this Agreement, to the Knowledge of Company, neither Company or any of its representatives or employees has committed any unfair labor practice in connection with the operation of the business of Company, and there is no charge or complaint filed against Company by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

              Company is in compliance in all material respects with all currently applicable Laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, which could result in any material liability to Company. Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no claims pending against Company under any workers' compensation plan or policy or for long term disability. There are no controversies pending or, to the Knowledge of Company, threatened, between Company and any past or present employees or independent contractors, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before Governmental Entity. To the Knowledge of the Company, no employees of Company are in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Company because of the nature of the business conducted or presently proposed to be conducted by Company or to the use of trade secrets or proprietary information of others. No employees of Company have given notice to Company, nor is Company otherwise aware, that any such employee intends to terminate his or her employment with Company.

              (h) Except as required by Law, no Company Benefit Plan, other than the severance agreements previously provided to Parent and listed on
Schedule 4.09(h) of the Company Disclosure Schedule, provides any of the following retiree or post-employment benefits to any Person: medical, disability or life insurance benefits. Company and each Company ERISA Affiliate are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder.

              SECTION 4.10 Certain Tax Matters. Neither Company nor any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement, including, without limitation, the circumstances contemplated by Section 3.01(a)(ii)) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368(a) of the Code. Company is not aware of any agreement or plan to which Company or any of its Affiliates is a party or other circumstances relating to Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(a) of the Code.

              SECTION 4.11 Contracts. Section 4.11 of the Company Disclosure Schedule sets forth a list of each contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Company (each, a "Material Contract"). Company is not in material violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a material violation of or material default under) any Material Contract. Each Material Contract is in full force and effect and is a legal, valid and binding obligation of Company and, to the Knowledge of Company, each of the other parties thereto, enforceable in accordance with its terms.

              SECTION 4.12 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Company, threatened in writing against Company and, to the Knowledge of the Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation, and on or before the Closing, there will be no suit, claim, action proceeding, pending or, to the Knowledge of Company, threatened in writing that could reasonably be expected to have a Company Material Adverse Effect. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company is not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein.

              SECTION 4.13 Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of Company with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company in violation of any Environmental Law.

              SECTION 4.14 Intellectual Property.

              (a) All patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof); design rights, trademarks, trade names and service marks (whether or not registered); trade dress; Internet domain names; copyrights (whether or not registered) and any renewal rights therefor; sui generis database rights; data; statistical models; technology; inventions; supplier lists; trade secrets and know-how; computer software programs or applications in both source and object code form; databases; technical documentation of such software programs and databases ("TECHNICAL DOCUMENTATION"); registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used in (including, without limitation, in the development of) Company's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY."

              (b) Section 4.14 (b) of the Company Disclosure Schedule contains a true and complete list of Company's patents, patent applications, registered trademarks, trademark applications, common law trademarks, trade names, registered service marks, service mark applications, common law service marks, Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Company to protect its interests in Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property within twelve (12) months of the Closing Date. All of Company's patents, patent applications, registered trademarks, trademark applications, registered service marks and service mark registrations, and registered copyrights remain in good standing with all fees and filings due as of the Closing Date duly made and the due dates specified in the Company Disclosure Schedule are accurate and complete.

              (c) Section 4.14(c) of the Company Disclosure Schedule contains a true and complete list of the registrations that Company has obtained anywhere in the World in relation to the processing of data. Company has made all such registrations which it is required to have made and is in good standing with respect to such registrations with all fees due as of the Effective Time duly made.

              (d) Company Intellectual Property contains only those items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid and enforceable license (the "COMPANY LICENSED INTELLECTUAL PROPERTY"), the parties, date, term and subject matter of each such license agreement (each, a "LICENSE AGREEMENT") being set forth on Section 4.14(d) of the Company Disclosure Schedule. Company has all rights in Company Intellectual Property necessary to carry out Company's current activities and Company's future activities to the extent such future activities are already planned (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Company Licensed Intellectual Property, assign and sell, Company Intellectual Property.

              (e) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by Company does not infringe on any patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any person, anywhere in the World. No claims (i) challenging the validity, effectiveness or, other than with respect to Company Licensed Intellectual Property, ownership by Company of any Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Company or its agents or use by its customers infringes or will infringe on any intellectual property or other proprietary or personal right of any person, have been asserted or, to the Knowledge of Company, are threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind. All of the rights within Company Intellectual Property are enforceable and subsisting. To the Knowledge of Company, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

              (f) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of Company Intellectual Property on behalf of Company, have executed nondisclosure agreements in the form set forth in Section 4.14 (f) of the Company Disclosure Schedule and either (i) have been a party to an enforceable "work-for-hire" arrangement or agreements with Company in accordance with applicable national and state law that has accorded Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Company as assignee that have conveyed to Company effective and exclusive ownership of all tangible and intangible property thereby arising.

              (g) Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any license, sublicense, agreement or instrument to which Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

              (h) Section 4.14(h) of the Company Disclosure Schedule contains a true and complete list of all of Company's software programs (the "COMPANY SOFTWARE PROGRAMS"). Except with respect to software or technology in-licensed by Company (to which Company holds appropriate and valid licenses), Company owns full and unencumbered right and good, valid and marketable title to such Company Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, charges or Encumbrances of any kind.

              (i) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by Company only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to Company and who have executed the nondisclosure agreements referred to in this Section 4.14, and (iii) have not been disclosed to any third party, except those third parties set forth in Section 4.14(i) of the Company Disclosure Schedule who have executed non-disclosure agreements with Company.

              (j) Company has taken all reasonable steps, in accordance with normal industry practice, to preserve and maintain complete notes and records relating to Company Intellectual Property to cause the same to be readily understood, identified and available.

              (k) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate and will operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

              (l) Company Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, charges or Encumbrances of any kind.

              (m) Except as set forth in Section 4.14(m) of the Company Disclosure Schedule, Company does not owe any royalties or other payments to third parties in respect of Company Intellectual Property. All royalties or other payments set forth in Section 4.14(m) of the Company Disclosure Schedule that have accrued prior to the Effective Time have been paid.

              (n) Company uses commercially reasonable efforts to regularly scan the Company Software Programs and the Company Intellectual Property with "best-in-class" virus detection software. To the Knowledge of the Company, Company Software Programs and other Company Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the Knowledge of the Company, none of the foregoing contains any worm, bomb, backdoor, clock, timer, or other disabling device code, design or routine which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

              (o) Company has implemented all reasonable steps which are known in the information systems industry and which constitute best practices in the physical and electronic protection of its information assets from unauthorized disclosure, use or modification.

Section 4.14(o) of the Company Disclosure Schedule sets forth (i) each breach of security of which Company is aware, (ii) its known or anticipated consequences, and (iii) the steps Company has taken to remedy such breach.

              (p) All information (the "DATABASE INFORMATION") contained in the databases maintained by Company (the "DATABASES") has been at all times (i) collected in accordance with fair information collection practices (including but not limited to (a) the standards promulgated by the Online Privacy Alliance;
(b) the standards promulgated by the Direct Marketing Association, and (c) all applicable Federal, state and other laws, rules and regulations including but not limited to those relating to the use of information collected from or about consumers) so that, at a minimum and prior to submitting any information to Company or its agents (including, but not limited to, The Gallup Organization, Inc.), Internet users received notice of how the information will be used and a choice whether to submit such information; and (ii) stored, maintained and used in accordance with such notices and all Federal, state and local laws, rules and regulations.

              (q) Company has the sole and exclusive right to use and commercially exploit the Database Information, free of consideration to any third party (including, but not limited to, The Gallup Organization, Inc.) other than as set forth in Section 4.14(q) of the Company Disclosure Schedule.

              (r) The form of Company's customer agreement set forth in Section 4.14(r) of the Company Disclosure Schedule is substantially similar to Company's contracts in effect with its other customers.

              SECTION 4.15 Taxes.

              (a) Company and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes required to be shown as due thereon. Company has provided adequate accruals in accordance with generally accepted accounting principles in its latest financial statements contained in the Company Reports for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Other than in the ordinary course of business, Company has no material liability for unpaid Taxes accruing after the date of the Company's latest financial statements included in the Company Reports.

              (b) There is (i) no material claim for Taxes that is a lien against the property of Company or is being asserted against Company other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company and currently in effect, and (iv) no agreement, contract or arrangement to which Company is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

              (c) There has been no change in ownership of Company that has caused the utilization of any losses of such entities to be limited pursuant to
Section 382 of the Code, and any loss carryovers reflected on the latest financial statements included in the Company Reports are properly computed and reflected.

              (d) Company has not been and will not be required to include any material adjustment in taxable income for Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

              (e) Company has not filed and will not file any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company.

              (f) Company is not a party to any Tax sharing or Tax allocation agreement, nor does Company have any liability or potential liability to another party under any such agreement.

              (g) Company has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

              (h) Company has not ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

              (i) Company has in its possession receipts for any Taxes paid to foreign Tax authorities. Company has never been a "personal holding company" within the meaning of Section 542 of the Code or a "United Sates real property holding corporation" within the meaning of Section 897 of the Code.

              SECTION 4.16 Insurance. Company is presently insured, and since its inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company provide, in the good faith judgment of the Company's management, reasonably adequate coverage against loss. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company has complied in all material respects with the terms of such policies.

              SECTION 4.17 Properties. Company has good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's financial statements contained in the Company's Annual Report on Form 10-K for the period ended December 31, 1999 as being owned by Company as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business, held under leases or sub-leases by Company are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

              SECTION 4.18 Affiliates. Schedule 4.18 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act) of Company.

              SECTION 4.19 Opinion of Financial Advisor. Veronis, Suhler & Associates Inc. ("COMPANY FINANCIAL ADVISOR") has delivered to the board of directors of Company its opinion to the effect that the Merger Consideration to be received by the holders of shares of Company Common Stock is fair to such holders from a financial point of view.

              SECTION 4.20 Brokers.

              (a) No broker, finder or investment banker (other than Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company.

              (b) Attached hereto as Schedule 4.20(b) of the Company Disclosure Schedule are true, complete and correct copies of all agreements between Company and the Company Financial Advisor. Other than as attached hereto as Schedule 4.20(b) of the Company Disclosure Schedule, there are no other agreements between Company and the Company Financial Advisor.

              SECTION 4.21 Certain Business Practices. Neither Company nor any directors, officers, agents or employees of Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

              SECTION 4.22 Business Activity Restriction. There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company. Company has not entered into any agreement under which Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

              SECTION 4.23 Privacy. The Company is, and has always been, in compliance with its then-current privacy policy, including those posted on the Company's Web site(s). The Company has conducted its business and maintained its data at all times in accordance with (i) the standards promulgated by the Online Privacy Alliance, (ii) the standards promulgated by the Direct Marketing Association, and (iii) all applicable Federal, state and other laws, including, but not limited to, those relating to the use of information collected from or about consumers.

              SECTION 4.24 Sections 48-103-205 and 48-103-206 of Tennessee Law Not Applicable. The board of directors of Company has approved the Merger, this Agreement, the Shareholder Agreements and the Shareholder Letters, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Shareholder Agreements and the Shareholder Letters and the transactions contemplated by this Agreement and the Shareholder Agreements the provisions of Sections 48-103-205 and 48-103-206 of Tennessee Law. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Shareholder Agreements or the transactions contemplated by this Agreement and the Shareholder Agreements.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

              Each of Parent and Merger Sub hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V or otherwise be clearly applicable to representations hereof not specifically referenced, that:

              SECTION 5.01 Organization and Qualification. Parent and Merger Sub have each been duly organized and each is validly existing and in good standing (to the extent applicable) under the laws of the State of Delaware, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and each is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

              SECTION 5.02 Certificate of Incorporation and Bylaws. The copies of each of Parent's and Merger Sub's certificate of incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such certificate of incorporation, and bylaws are in full force and effect.

              SECTION 5.03 Capitalization.

              (a) The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share ("PARENT PREFERRED STOCK"). As of the close of business on November 1, 2000, (i) 123,534,944 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Parent Common Stock are held in the treasury of Parent, (iii) no shares of Parent Common Stock are held by any directly or indirectly owned subsidiary of Parent, including Merger Sub (each a "PARENT SUBSIDIARY"), and
(iv) no shares of Parent preferred stock are issued and outstanding. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans and shares of Parent Common Stock issuable upon conversion of the Parent Convertible Notes, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock. There are no material outstanding contractual obligations of Parent to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person.

              (b) All of the shares of Parent Common Stock to be issued (i) in connection with the Merger, when issued in accordance with this Agreement, and
(ii) upon the conversion of any Company Stock Option or Company Warrant into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in accordance with Section 3.05, when issued upon exercise thereof following the Effective Time, will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights or similar contractual rights granted by Parent.

              SECTION 5.04 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the consent of Parent as sole shareholder of Merger Sub and the filing and recordation of the DE Certificate of Merger as required by Delaware Law and the TN Articles of Merger as required by Tennessee Law). This Agreement has been duly executed and delivered by each of Parent, Original Merger Sub and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent, Original Merger Sub and Merger Sub enforceable against Parent, Original Merger Sub and Merger Sub in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

              SECTION 5.05 No Conflict; Required Filings and Consents.

              (a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in
Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other Encumbrance on any property or asset of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

              (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the DE Certificate of Merger as required by Delaware Law and the TN Articles of Merger as required by Tennessee Law.

              SECTION 5.06 SEC Filings; Financial Statements.

              (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since February 20, 1998 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "PARENT REPORTS") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

              (b) Except as provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, shareholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

              (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as reported in the Parent Reports, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999.

              SECTION 5.07 Certain Tax Matters. Neither Parent nor, to the Knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement, including, without limitation, as contemplated by Section 3.01(a)(ii)) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under
Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(a) of the Code.

              SECTION 5.08 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

              SECTION 5.09 No Parent Material Adverse Effect. Since December 31, 1999, there has been no Parent Material Adverse Effect.

                                   ARTICLE VI

                                    COVENANTS

              SECTION 6.01 Conduct of Business Pending the Closing. Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (x) the business of Company shall be conducted only in, and Company shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and to preserve the current relationships of Company with such of the corporate partners, customers, suppliers and other Persons with which Company has significant business relations in order to preserve substantially intact its business organization. Without limitation, Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

                (a) amend or otherwise change its charter or bylaws or equivalent organizational documents;

                (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or Encumbrance of,
      (i) any shares of capital stock of Company of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or convertible securities therefor outstanding as of the date hereof or expressly permitted by this Agreement and other than stock options issued in accordance with the guidelines set forth in Section 6.01(b) of Company Disclosure Schedule, or (ii) any material property or assets of Company except transactions pursuant to existing contracts;

                (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof, other than the purchase of assets in the ordinary course of business consistent with past practice; (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company; (iii), except as listed in Section 6.01(c) of Company Disclosure Schedule, terminate, cancel or request any material change in, or agree to any material change in, any Material Contract; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are disclosed in writing to Parent and that are not, in the aggregate, in excess of $25,000 for Company; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

                (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                (f) amend or change the period (from that currently provided for) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

                (g) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to retention, severance or termination pay to, or enter into any employment, retention or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company and any of Company's directors, officers, consultants or employees;

                (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business and consistent with past practice or (B) claims, liabilities or obligations reflected or reserved against on the latest balance sheet included in the Company Reports or (C) as otherwise set forth on Schedule 6.01 of the Company Disclosure Schedule;

                (j) except as required by any Governmental Entity, make any change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

                (k) make any Tax election or settle or compromise any Tax liability; or

                (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

              SECTION 6.02 Notices of Certain Events. Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Company or the Knowledge of Parent, as the case may be, threatened in writing against, relating to or involving or otherwise affecting Parent or Company, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the Merger;
(iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or Company Material Adverse Effect, or to delay or impede the ability of Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

              SECTION 6.03 Access to Information; Confidentiality.

              (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent shall and Company shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

              (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements with respect to the information disclosed pursuant to this Agreement.

              SECTION 6.04 No Solicitation of Transactions.

              (a) Until this Agreement has been terminated as provided herein, Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any Company Competing Transaction, or authorize or permit any of Company's Representatives or subsidiaries, or any Representative retained by Company's subsidiaries, to take any such action; provided, however, that nothing contained in this Section 6.04 shall prohibit the board of directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.04 or (ii) prior to receipt of the approval by the shareholders of Company of this Agreement and the Merger from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreements) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Company Competing Transaction that (x) Company's board of directors shall have concluded in good faith, based in part on the advice of independent outside counsel, that failure to take such action would be a breach of the Company's board of directors' fiduciary duties to Company's shareholders under applicable law, (y) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company's board of directors shall have determined (based in part on the advice of Company's independent financial advisors of nationally recognized reputation) in the proper exercise of its fiduciary duties to Company's shareholders that the acquiring party is capable of consummating such Company Competing Transaction on the terms proposed, and (z) Company's board of directors shall have determined (based in part on the advice of Company's independent financial advisors of nationally recognized reputation) in the proper exercise of its fiduciary duties to Company's shareholders that such Company Competing Transaction provides greater value to the shareholders of Company than the Merger (and Company's independent financial advisors of nationally recognized reputation opine in writing that such Company Competing Transaction is superior from a financial point of view) (any such Company Competing Transaction fulfilling each of the requirements of this clause (ii) of Section 6.04 being referred to herein as a "COMPANY SUPERIOR PROPOSAL"). Any violation of the restrictions set forth in this Section 6.04 by any Representative of Company, whether or not such Person is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this Section 6.04 by Company. Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Company Competing Transaction is made, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Company Competing Transaction and of any modifications of the terms thereof. In connection with any such potential Company Competing Transaction, prior to furnishing any information or entering into any discussions or negotiations with any Person making such proposal, Company shall provide to Parent written notice to the effect that Company is furnishing information to, or entering into discussions or negotiations with, such Person and Company shall keep Parent promptly informed of the status of the terms and conditions of any such discussions or negotiations. Prior to accepting a Company Competing Proposal, Company shall provide Parent with 24 hours' written notice of such intention.

              (b) Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Company Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

              SECTION 6.05 Tax-Free Transaction.

              (a) From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions (except as contemplated by this Agreement) to be taken which could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

              (b) In the event Parent elects to pay Merger Consideration pursuant to Section 3.01(a)(i), each of Company and Parent shall execute and deliver to the other a certificate, in form reasonably acceptable to Company and Parent, as the case may be, signed by an officer of Company or Parent, as the case may be, setting forth factual representations and covenants that will serve as a basis for the tax opinion required under Section 8.02(c) hereof. Company shall use its best efforts to obtain a tax opinion that would satisfy the condition to the Closing set forth in Section 8.02(c).

              SECTION 6.06 Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

              SECTION 6.07 Further Action; Consents; Filings.

              (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

              (b) Each of Company and Parent will give any notices to third Persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

              SECTION 6.08 Additional Reports. Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections
4.07 and 5.06, which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Company and its consolidated subsidiaries or Parent and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP (except for the absence of footnotes) consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

              SECTION 6.09 Tax Information. Company shall provide the following information to Parent not later than two weeks after the date of this Agreement:
(i) a complete list of the types of Tax Returns being filed by Company in each taxing jurisdiction, (ii) a list of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iii) a list of any deferred intercompany gain with respect to transactions to which Company has been a party and (iv) a list of the acquisition date, original cost, accumulated depreciation, adjusted tax basis, and methods of depreciation for all depreciable and amortizable assets of the Company. Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's Tax Returns and other records and workpapers relating to Taxes.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

              SECTION 7.01 Registration Statement; Proxy Statement.

              (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the registration statement on Form S-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's shareholders pursuant to the Merger and (ii) the proxy statement with respect to the Merger relating to the Company Shareholders' Meeting (together with any amendments thereto, the "PROXY STATEMENT"). Copies of the Proxy Statement shall be provided to the NNM in accordance with its rules. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration

Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Each of Parent and Company shall notify the other of the receipt of any comments from the SEC on the Registration Statement and the Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the effective date of the Registration Statement, the Proxy Statement shall be mailed to the shareholders of Company. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act and (iii) the rules and regulations of the NNM.

              (b) The Proxy Statement shall include, with respect to Company and its shareholders, (i) the approval of the Merger and the recommendation of the board of directors of Company to Company's shareholders that they vote in favor of approval of this Agreement and the Merger, unless a withdrawal of such approval and recommendation is required following receipt by Company of a Company Superior Proposal, and (ii) the opinion of Company Financial Advisor referred to in Section 4.19.

              (c) No amendment or supplement to the Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

              (d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to shareholders of Company at the time of the Company Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or its officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

              (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to shareholders of Company at the time of the Company Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

              SECTION 7.02 Company Shareholders' Meeting. Company shall call and hold the Company Shareholders' Meeting, as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger pursuant to the Proxy Statement, and Company shall use all reasonable efforts to hold the Company Shareholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective (but in no event prior to the date that is twelve trading days following the first public announcement by Parent of Parent's financial results for the year ended December 31, 2000). Company shall use all reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by Tennessee Law or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of shareholders required by applicable Law and such party's certificate of incorporation or charter and bylaws to effect the Merger.

              SECTION 7.03 Affiliates. Parent shall be entitled to place legends on the certificates evidencing any of the Parent Common Stock to be received by
(i) any Affiliate of Company or (ii) any Person Parent reasonably identifies (by written notice to Company) as being a Person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock.

              SECTION 7.04 Directors' and Officers' Insurance.

              (a) The provisions with respect to immunities and indemnification that are set forth in Merger Sub's present certificate of incorporation, bylaws and contractual arrangements in effect on the date hereof other than the provisions to be modified as provided in Section 8.03(e) of the Company Disclosure Schedule, shall survive the Merger and not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or agents of Company.

              (b) In the event Company or Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guaranty the indemnification obligations referred to in this Section 7.04 or will make or cause to be made proper provision so that the successors and assigns of Company or Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the indemnified parties and have substantially equal financial ability as Company (immediately prior to the Effective Time) to satisfy the obligations of the parties pursuant to this
Section 7.04 as a condition to such merger, consolidation or transfer becoming effective.

              (c) The provisions of this Section 7.04 are (i) intended to be for the benefit of, and will be enforceable by, each of the indemnified parties and
(ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

              (d) For a period of three years after the Effective Time, Parent shall maintain in effect the directors' and officers' liability insurance policies maintained by Company; provided, however, that in no event shall Parent be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage, which annual premium Company hereby represents is $227,000; and provided further, that if the premium for such coverage exceeds such amount, Parent shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

              SECTION 7.05 No Shelf Registration. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the Persons who may be deemed to be "affiliates" of Company within the meaning of Rule 145 promulgated under the Securities Act.

              SECTION 7.06 Public Announcements. The press release concerning this Agreement to be released in connection with the execution and delivery of this Agreement shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

              SECTION 7.07 NNM Listing. Prior to the Effective Time, Parent shall use all reasonable efforts to have the shares of Parent Common Stock issued or issuable in connection with the Merger and approved for quotation on the NNM.

              SECTION 7.08 Company Stock Options/Registration Statements on Form S-8. Prior to the Effective Time, Company shall take, or cause to be taken, all action necessary and appropriate to effect the assumption of Company Stock Options and Company Warrants as contemplated by Section 3.05, including, if applicable, amending the Company Stock Plans and Company Stock Options and Warrants to provide that no "cash-out" will be made in connection with the Merger and obtaining the consent of affected optionees and warrant holders. Parent shall reserve for issuance the number of shares of Parent Common Stock that will be issuable upon exercise of Company Stock Options and Warrants assumed pursuant to Section 3.05 hereof. Within 20 Business Days after the Effective Time, Parent shall file with the SEC one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable with respect to Company Stock Options and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding.

              SECTION 7.09 Employee Matters. As of the Effective Time, Parent shall cause the Surviving Corporation to honor and satisfy all obligations and liabilities with respect to the Company Benefit Plans. Notwithstanding the foregoing, the Surviving Corporation shall not be required to continue any particular Company Benefit Plan after the Effective Time, and any Company Benefit Plan may be amended or terminated in accordance with its terms and applicable law. If requested by Parent prior to the Effective Time, Company shall take all actions necessary and appropriate to terminate any Company Benefit Plan that is a 401(k) plan (each, a "401(k) Plan") effective immediately preceding the Closing Date and no further contributions shall be made to any 401(k) Plan, and Company shall provide to Parent (i) executed resolutions by the board of directors of Company, as applicable, authorizing such termination.

              SECTION 7.10 Warrants. Parent shall use all reasonable efforts to cause the securities into which the Company Warrants are exercisable (after they are assumed by Parent) to be included in the Registration Statement. As of the Effective Time, Company shall have caused the holders of Company Warrants (a) to terminate all registration rights with respect to the Company Warrants and the securities underlying such warrants and (b) to waive all rights to receive consideration other than shares of Parent Common Stock in connection with the exercise of the Company Warrants.

              SECTION 7.11 Exemption from Liability Under Section 16(b). If Company delivers to Parent in a timely fashion prior to the Effective Time accurate information regarding those officers and directors of Company determined by Parent to be subject to the reporting requirements of Section 16(a) of the Exchange Act (the "COMPANY INSIDERS"), the number of shares of Company Common Stock held or to be held by each such Company Insider expected to be exchanged for Parent Common Stock in the Merger, and the number and description of the options and warrants to purchase shares of Company Common Stock held by each Company Insider and expected to be converted into options and warrants to purchase Parent Common Stock in the Merger, the Board of Directors of Parent, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, if required, adopt a resolution providing that the receipt by the Company Insiders of Parent Common Stock in exchange for shares of Company Common Stock, and of options and warrants to purchase shares of Parent Common Stock upon conversion of options and warrants to purchase Company Common Stock, in each case pursuant to the transactions contemplated hereby, and to the extent such securities are listed in the information provided by Company, are approved by such Board of Directors or by such committee thereof, and are intended to be exempt from liability pursuant to Section 16(b) of the Exchange Act, such that any such receipt shall be so exempt.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

              SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

                (b) this Agreement and the Merger shall have been duly approved by the requisite vote of shareholders of Company in accordance with Tennessee Law;

                (c) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

                (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated; and

                (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

              SECTION 8.02 Conditions to the Obligations of Company. The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect;

                (b) Parent and Merger Sub shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time and Company shall have received certificates of the Chief Executive Officer and Chief Financial Officer of Parent and the President of Merger Sub to that effect;

                (c) If Parent elects to pay the Merger Consideration pursuant to Section 3.01(a)(i), Company shall have obtained an opinion from Company's legal counsel in form and substance reasonably satisfactory to it substantially to the effect that if the Merger is consummated in accordance with the provisions of this Agreement, under current law, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; provided, that if Company is unable to obtain such an opinion from its legal counsel, this condition shall be deemed to be satisfied if Parent's legal counsel delivers an opinion to Company to the same effect;

                (d) The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NNM, subject to notice of issuance; and

                (e) Parent has provided Company with the written elections contemplated by Section 3.01(a).

              SECTION 8.03 Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                (a) each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect;

                (b) Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect;

                (c) none of Mark Wright, Susan Russo, Nancy Lazaros or Karl Spangenberg shall have terminated or modified their respective agreements, copies of which are set forth in Section 8.03(c) of the Company Disclosure Schedule.

                (d) Company shall have received from each of the parties set forth on Section 8.03(d) of the Company Disclosure Schedule (each such party, an "Assigning Party"), a valid and effective assignment, in form reasonably acceptable to Parent, of all intellectual property rights in all work created by such Assigning Party on behalf of Company.

                (e) The indemnification agreements between Company and each director have each been amended as set forth in Section 8.03(e) of the Company Disclosure Schedule.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

              SECTION 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

                (b) by either Parent or Company, if the Effective Time shall not have occurred on or before March 23, 2001; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                (d) by Parent, if (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its shareholders or shall have resolved to do so, (ii) the board of directors of Company shall have recommended to the shareholders of Company a Company Competing Transaction or shall have resolved to do so, (iii) Company fails to comply in all material respects with Section 6.04 or
      Section 7.02, (iv) a party to a Shareholder Agreement (other than Parent) takes any action prohibited thereby, or (v) a Company Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Company Competing Transaction involving a tender offer or exchange offer by its shareholders) within five Business Days of delivery of a written request from Parent for such action, (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within five Business Days of the first announcement or other public knowledge of such proposal for a Company Competing Transaction or (C) determined that such Company Competing Transaction was a Company Superior Proposal and to take any of the actions allowed by clause (ii) of Section 6.04(a), (and shall not have, prior to Parent's termination of this Agreement pursuant to this Section 9.01(d)(v)(C), (x) reconfirmed its approval and recommendation of this Agreement and (y) recommended against acceptance of such Company Superior Proposal by its shareholders) or the board of directors of Company resolves to take any of the actions described in (A) - (C) of this Section 9.01(d)(v);

                (e) by Parent or Company, if this Agreement and the Merger is brought to a vote and shall fail to receive the requisite votes for approval at the Company Shareholders' Meeting or any adjournment or postponement thereof;

                (f) by Parent, 10 Business Days after receipt by Company of a written notice from Parent of a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that if such Terminating Company Breach is cured by Company within 10 Business Days, Parent may not terminate this Agreement under this Section 9.01(f);

                (g) by Company, 10 Business Days after receipt by Parent of a written notice from Company of a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that if such Terminating Parent Breach is cured by Parent within 10 Business Days, Company may not terminate this Agreement under this Section 9.01(g); or

                (h) by Company, if it determines to recommend or enter into a Company Competing Transaction that is a Company Superior Proposal that was not solicited by Company in violation of this Agreement; provided, however, that Company shall not be permitted to terminate this Agreement pursuant to this
      Section 9.01(h) if such Company Superior Proposal is attributable to a violation by Company of its obligations under Section 6.04; and provided further that no termination pursuant to this Section 9.01(h) shall be effective until after the payment of the applicable Termination Fee pursuant to Section 9.05.

The right of any party hereto to terminate this Agreement pursuant to this
Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

              SECTION 9.02 Effect of Termination. Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement. No termination of this Agreement shall affect the obligation of the parties contained in the Confidentiality Agreements, which shall survive termination of this Agreement and remain in full force and effect in accordance with their terms.

              SECTION 9.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the shareholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Common Stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

              SECTION 9.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

              SECTION 9.05 Termination Fee; Expenses.

              (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and any fees required to be paid under the HSR Act.

              (b) In the event that (i) Parent shall terminate this Agreement due to a Terminating Company Breach of any covenant or agreement contained in this Agreement pursuant to Section 9.01(f) or (ii) Parent shall terminate this Agreement pursuant to Section 9.01(d), Company shall terminate this Agreement pursuant to Section 9.01(h), this Agreement is terminated pursuant to Section
9.01 (b) or Parent shall terminate this Agreement pursuant to Section 9.01(e) and (A) at or prior to the time of such termination, either there shall have been proposed or publicly announced a Company Competing Transaction or (B) within twelve (12) months after such termination, Company shall enter into a definitive agreement with respect to any Company Competing Transaction or any Company Competing Transaction involving Company shall be consummated, then Company shall pay to Parent (the "COMPANY TERMINATION FEE") a sum equal to Parent's Expenses up to $1,000,000 and an additional amount equal to $4,000,000. Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 9.05(b) if Parent shall be in material breach of its obligations hereunder. Any Company Termination Fee shall be paid in same day funds within three (3) Business Days of the date this Agreement is terminated or the Company Termination Fee otherwise becomes due and payable.

              (c) Parent and Company agree that the agreements contained in
Section 9.05(b) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. Accordingly, if Company fails to pay to Parent any amounts due under Section 9.05(b), Company shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment, together with interest on such amounts at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

              (d) In the event Company should terminate this Agreement due to a Terminating Parent Breach of any covenant or agreement contained in this Agreement pursuant to Section 9.01(g) then Parent shall promptly reimburse Company for Company's expenses up to $250,000.

                                   ARTICLE X

                               GENERAL PROVISIONS

              SECTION 10.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

              SECTION 10.02 Notices. All notices, requests, claims, demands an other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

            (a)   if to Company:

                  @plan.inc
                  Three Landmark Square, Suite 400
                  Stamford, CT 06901
                  Attention: Mark K. Wright
                  Fax (203) 964-0136

                  with a copy to:

                  Bass, Berry & Sims PLC
                  315 Deaderick Street, Suite 2700
                  Nashville, TN 37238
                  Attn: J. Page Davidson, Esq.
                  Fax (615) 742-2753

            (b)   if to Parent or Merger Sub:

                  DoubleClick Inc.
                  450 West 33rd Street
                  New York, NY  10001
                  Attention: Elizabeth Wang, General Counsel
                  Facsimile: (212) 287-9704

                  with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, NY 10019
                  Attention: Scott L. Kaufman, Esq.
                  Facsimile: (212) 586-7878

              SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

              SECTION 10.04 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

              SECTION 10.05 Incorporation of Exhibits. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Parent and Company acknowledge that the Parent Disclosure Schedule and the Company Disclosure Schedule (i) are qualified in their entirety by reference to specific provisions of this Agreement and (ii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Parent or Company, as the case may be, except to the extent required by this Agreement and by applicable law.

              SECTION 10.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEW YORK.

              SECTION 10.07 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

              SECTION 10.08 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

              SECTION 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

              SECTION 10.10 Entire Agreement; Amendment and Restatement of Original Agreement. This Agreement (including the Annexes, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. For the avoidance of doubt, the parties hereto, other than Merger Sub, being all of the parties to the Original Agreement, hereby acknowledge and agree that this Agreement constitutes a valid amendment and restatement of the Original Agreement pursuant to Section 9.03 thereof.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                           DOUBLECLICK INC.


                                           By: /s/ Jeff Epstein
                                              ----------------------------------
                                              Name:
                                              Title:


                                           ATLAS ACQUISITION CORP.


                                           By: /s/ Jeff Epstein
                                              ----------------------------------
                                              Name:
                                              Title:


                                           @PLAN.INC


                                           By: /s/ Mark K. Wright
                                              ----------------------------------
                                              Name: Mark K. Wright
                                              Title: CEO


                                           ATLAS MERGER SUB, INC.


                                           By: /s/ Jeff Epstein
                                              ----------------------------------
                                              Name:
                                              Title: